Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates.
You may withdraw your indication of interest at any time.

CMLTI 2007-AMC2

Term Sheet	Date Prepared: February 13, 2007
Citigroup Mortgage Loan Trust 2007-AMC2 Asset-Backed Certificates,
Series 2007-AMC2

Approximate Total Offered Size: $677,092,000
RULE 144A PRIVATE PLACEMENT
Citigroup Global Markets Realty Corp.
Seller
Ocwen Loan Servicing LLC.
GMAC Mortgage Corporation
Servicers
Citigroup Mortgage Loan Trust Inc.
Depositor
Wells Fargo Bank N.A.
Master Servicer

Tranche	Amount(1)	Int. Type(2) / Class	Initial Credit Enhancement	Ratings (S&P/DBRS/Moodys)			WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES

Class A-1	677,092,000	FLT/SR/PT	20.35%(4)	AAA	AAA	Aaa	2.19 / 2.40	1 - 77 / 1 - 188
NON-OFFERED CERTIFICATES
Class A-2	161,959,000	FLT/SR/PT	20.35%(4)	AAA	AAA	Aaa	2.24 / 2.47	1 - 77 / 1 - 193
Class A-3A	510,601,000	FLT/SR/SEQ	20.35%(4)	AAA	AAA	Aaa	1.00 / 1.00	1 - 22 / 1 - 22
Class A-3B	323,264,000	FLT/SR/SEQ	20.35%(4)	AAA	AAA	Aaa	2.90 / 2.90	22 - 72 / 22 - 72
Class A-3C	75,353,000	FLT/SR/SEQ	20.35%(4)	AAA	AAA	Aaa	6.38 / 8.75	72 - 77 / 72 - 184
Class M-1	72,433,000	Floating / Mezz	17.05%(4)	AA+	AA (high)	Aa1	4.77 / 5.29	46 - 77 / 46 - 159
Class M-2	66,945,000	Floating / Mezz	14.00%(4)	AA	AA	Aa2	4.63 / 5.13	44 - 77 / 44 - 146
Class M-3	38,412,000	Floating / Mezz	12.25%(4)	AA	AA (low)	Aa3	4.55 / 5.04	42 - 77 / 42 - 139
Class M-4	35,119,000	Floating / Mezz	10.65%(4)	AA-	A (high)	A1	4.51 / 4.98	41 - 77 / 41 - 134
Class M-5	32,924,000	Floating / Mezz	9.15%(4)	A+	A (high)	A2	4.48 / 4.93	40 - 77 / 40 - 129
Class M-6	31,827,000	Floating / Mezz	7.70%(4)	A	A	A3	4.45 / 4.87	40 - 77 / 40 - 124
Class M-7	28,534,000	Floating / Mezz	6.40%(4)	BBB+	BBB (high)	Baa1	4.42 / 4.81	39 - 77 / 39 - 118
Class M-8	25,242,000	Floating / Mezz	5.25%(4)	BBB	BBB	Baa2	4.41 / 4.76	38 - 77 / 38 - 111
Class M-9	20,852,000	Floating / Mezz	4.30%(4)	BBB-	BBB (low)	Baa3	4.38 / 4.67	38 - 77 / 38 - 104
Class M-10	25,242,000	Floating / Mezz	3.15%(4)	BB+	BB (high)	Ba1	4.38 / 4.58	38 - 77 / 38 - 97

(1)	Certificate sizes are subject to change (+/- 10%)
(2)
The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date

(3)	Based on Pricing Prepayment Assumption
(4)	Includes Overcollateralization

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	February [15], 2007
Rating Agencies:	S&P / Moody’s / DBRS	Expected Settlement Date:	March 30, 2007
Trustee:	[U.S. Bank, National Association]	Trust Administrator	Wells Fargo Bank N.A.

For Further Information:

Mortgage Finance Perry DeFelice (212) 723-1153 Taruna Reddy (212) 723-6748 Michael Murai (212) 723-1256 Matt Fallon (212) 723-6334	MBS Trading Stephen Weinstein (212) 723-5648 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Noel Doromal (212) 723-9026 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

The information herein is proprietary and confidential and may not be copied, shown, disclosed or distributed to any other person. The information herein is preliminary, subject to change without notice, and may be incomplete or condensed. No representation or warranty is made as to the accuracy of the information or the reasonableness of the assumptions contained herein. All assumptions and information contained herein constitute a judgment only as of the dates specified and are subject to change. The information contained herein supersedes information contained in any prior term sheet for this transaction.

This information is not an offer to enter into any transaction, or a commitment by us to enter into any transaction.
This information is provided to you for information purposes only and is subject to the final expression of the terms of the transaction set forth in the definitive agreement. Neither the information nor the assumptions reflected herein should be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, commodities or derivative instruments mentioned herein. No sale of the securities described herein may be consummated without the purchaser first having received a Private Placement Memorandum.

By accepting this information, (A) you agree that you are a qualified institutional buyer (as defined in Rule 144A of the Securities Act of 1933 (the “Securities Act”)) and (B) you understand that (i) the transaction is subject to a risk of loss, and possibly total loss, of principal, (ii) the Information does not purport to identify the risks (direct or indirect) or other material considerations, which may be associated with you entering into the proposed transaction and (iii) the securities described herein have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered, sold or otherwise transferred unless an exemption from registration under the Securities Act and applicable state securities laws is available.

Citigroup Global Markets Inc. ("CGMI") is not acting as your advisor or agent. Prior to entering into any transaction, you should determine, without reliance upon CGM or its affiliates, the economic risks and merits, as well as the legal, tax and accounting characterizations and consequences of the transaction, and independently determine that you are able to assume these risks. In this regard, by acceptance of these materials, you acknowledge that you have been advised that (a) CGM is not in the business of providing legal, tax or accounting advice, (b) you understand that there may be legal, tax or accounting risks associated with the transaction, (c) you should receive legal, tax and accounting advice from advisors with appropriate expertise to assess relevant risks, and (d) you should apprise senior management in your organization as to the legal, tax and accounting advice (and, if applicable, risks) associated with this transaction and CGMI's disclaimers as to these matters.

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2007-AMC2
Offered Certificates:	Approximately $677,092,000 senior floating-rate certificates (the Class A-1 Certificates).
Non-Offered Certificates:
Class A-2, Class A-3A, Class A-3B, Class A-3C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class CE, Class P, Class R and Class R-X Certificates.

Class A Certificates:	The Group I, the Group II and the Group III Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates
Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.
Group II Certificates	Class A-2 Certificates which evidence interests in the Group II Mortgage Loans.
Group III Certificates:	Class A-3A, Class A-3B and Class A-3C Certificates which evidence interests in the Group III Mortgage Loans.
Seller:	Citigroup Global Markets Realty Corp.
Originators:	Argent Mortgage Company, LLC with respect to approximately 91.21% of the Mortgage Loans and Ameriquest Mortgage Company with respect to approximately 8.79% of the Mortgage Loans.
Servicer:
Ocwen Loan Servicing LLC for approximately 48.65% of the mortgage loans. Ocwen Loan Servicing LLC currently has a Servicer Quality rating of “SQ2-“ by Moody’s and a rating of “Strong” by S&P as a Primary Servicer of subprime residential mortgage loans.

GMAC Mortgage Corporation for approximately 51.35% of the mortgage loans. GMAC Mortgage Corporation currently has a Master Servicer Quality rating of “SQ1” by Moody’s and a rating of “Above Average” by S&P as a Primary Servicer of subprime residential mortgage loans.

Master Servicer and Trust Administrator	Wells Fargo Bank N.A.
Depositor:	Citigroup Mortgage Loan Trust Inc.
Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicers regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trustee:	[U.S. Bank National Association]
Cap Provider:	[TBD]
Mortgage Loans:
10,303 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $2,194,940,542.

For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into three loan groups, designated as follows:

Group I Mortgage Loans: 4,664 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $850,084,310. The Group I Mortgage Loans have principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 1,067 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $203,338,830. The Group II Mortgage Loans have principal balances at origination that may or may not conform to principal balance limits of Fannie Mae.

Group III Mortgage Loans: 4,572 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,141,517,402. The Group III Mortgage Loans have principal balances at origination that may or may not conform to principal balance limits of Freddie Mac and or Fannie Mae.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about March 30, 2007.
Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing April 2007
Cut-Off Date:	March 1, 2007.
Payment Delay:	The Offered Certificates have a 0 day delay.
Day Count:	The Offered Certificates are Actual/360.
Administrative Fee Rate:
Sum of the Servicing Fee, the Master Servicing Fee Rate and Credit Risk Manager Fee equal to [0.514]% per annum.

For purposes of modeling assumptions the Credit Risk Manager Fee has been assumed as 0.020%, and the total fee has been assumed as 0.520%

Denomination:	$25,000 and multiples of $1 in excess thereof.
Legal Final Maturity:	For all classes the legal final maturity is expected to be [January 2037].
SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.
Tax Status:
Each Offered Certificate will be treated as representing a REMIC regular interest and the right to receive Excess Interest as a result of any application of the related Net WAC Cap for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure
Prepayment Assumption:
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the related Net WAC Cap for that Distribution Date
➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•  On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the related Maximum Cap Rate.
•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the related Maximum Cap Rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the related Mortgage Loans plus any Excess Interest from the Mortgage Loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 40.70% of the current principal balance of the related Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Net Mortgage Rate:
The Maximum Net Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate (or the mortgage rate in the case of any fixed-rate mortgage loan) minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group I Mortgage Loans, (weighted based on the aggregate principal balance of the related Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period),

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group II Mortgage Loans, (weighted based on the aggregate principal balance of the related Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period),

(c) the Group III Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group III Mortgage Loans, (weighted based on the aggregate principal balance of the related Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period) plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period or, in the case of the first Distribution Date, the Cut-off Date, adjusted, except in the case of the first Distribution Date, to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day of the related Due Period),

(d) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates, (ii) the Maximum Cap Rate for the Group II Certificates and (iii) the Maximum Cap Rate for the Group III Certificates.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)       the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee, the servicer and the master servicer to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)        the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee, the servicer and the master servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Group III Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)       the principal portion of all scheduled monthly payments on the Group III Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group III Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee, the servicer and the master servicer, to the extent applied as recoveries of principal on the Group III Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

Net WAC Cap:
Group I Certificates: For any Distribution Date and the Group I Certificates, the Group I Net WAC Cap is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average Net Mortgage Rates of the Group I Mortgage Loans.

Group II Certificates: For any Distribution Date and the Group II Certificates, the Group II Net WAC Cap is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average Net Mortgage Rates of the Group II Mortgage Loans.

Group III Certificates: For any Distribution Date and the Group III Certificates, the Group III Net WAC Cap is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average Net Mortgage Rates of the Group III Mortgage Loans.

Class M Certificates: For any Distribution Date and the Class M Certificates, the Class M Net WAC Cap is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Cap for the Group I Certificates (ii) the Net WAC Cap for the Group II Certificates and (iii) the Net WAC Cap for the Group III Certificates.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.
LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for prior Distribution Dates, over the amount in respect of interest actually distributed on each class on prior Distribution Dates and
(y) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap. Excess Interest includes any amounts received by the trust under the Cap Agreement for that Distribution Date.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x) the sum of:
(i) the aggregate Certificate Principal Balance of the Class M Certificates, and
(ii) the overcollateralization amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, the Master Servicer, the Trustee, or Credit Risk Managers of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately 59.30% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately 59.30% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

Group III Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group III Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group III Certificates over (ii) the lesser of (a) approximately 59.30% of the outstanding principal balance of the Group III Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group III Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group III Mortgage Loans as of the cut-off date.

All distributions of principal to the Group III Certificates on any Distribution Date will be distributed first to the Class A-3A Certificates, second to the Class A-3B Certificates and third to the Class A-3C Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group III Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of more senior Certificates after distribution of more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
[On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A Certificates and Class M Certificates. Pursuant to the Cap Agreement, the Cap Provider will agree to make payments to the trust on the Distribution Dates as set forth in the cap schedule on page [17] equal to the product of (a) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Cap Agreement), over (ii) [the strike rates corresponding to each period] and (b) the notional balance for such Distribution Date as set forth on page [17] herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.]

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.         To pay interest on the related Class A Certificates on a pro-rata basis (based on the entitlement of such class) including any accrued unpaid interest from a prior Distribution Date first from the related loan group, then from the other loan group if necessary, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.         Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)        To pay the Group I Principal Distribution Amount to the Group I Certificates, to pay the Group II Principal Distribution Amount to the Group II Certificates and to pay the Group III Principal Distribution Amount to the Group III Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group III Certificates will be distributed sequentially to the Class A-3A, Class A-3B and Class A-3C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group III Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group.
b)        To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
3.  On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)        To pay the Group I, Group II and Group III Principal Distribution Amounts to the Group I, Group II, and Group III Certificates, respectively until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group III Certificates will be distributed sequentially to the Class A-3A, Class A-3B and Class A-3C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group III Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group as necessary.
b)        To pay the respective Class M Principal Distribution Amount, sequentially to the respective Class M Certificates until each such class is reduced to zero.
4.        From Excess Interest, if any, to cover current losses
5.        From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary and included in the Principal Distribution Amounts:
6.        From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
7.        From Excess Interest, if any, to pay Allocated Realized Loss Amounts on the Class M Certificates, sequentially.
8.      From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:

(i)        to the Class A Certificates, on a pro rata basis based first on outstanding Certificate Principal Balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)       sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
9.        From the cash received from the cap agreement to cover Interest Carry Forward Amounts on the Class A Certificates.
10.      To pay the cash received from the cap agreement in the same priority as clauses (4) to (8) above.
11.      To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)    the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
April 2009 through March 2010	[1.45]%
April 2010 through March 2011	[3.20]%
April 2011 through March 2012	[5.05]%
April 2012 through March 2013	[6.55]%
April 2013 and thereafter	[7.35]%

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [39.25]% of the Senior Enhancement Percentage.

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [39.25]% of the Senior Enhancement Percentage.
60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination ➢ In addition, the certificates will have the benefit of the Cap Agreement

Class	Initial Credit Support*/**	Target Credit Support**
A	20.35	40.70
M-1	17.05	34.10
M-2	14.00	28.00
M-3	12.25	24.50
M-4	10.65	21.30
M-5	9.15	18.30
M-6	7.70	15.40
M-7	6.40	12.80
M-8	5.25	10.50
M-9	4.30	8.60
M-10	3.15	6.30
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x)   the Targeted Overcollateralization Amount for such Distribution Date over
(y)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [3.15]% of the principal balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [6.30]% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest, any cap proceeds that are available for this purpose and overcollateralization amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Net WAC Cap and Effective Maximum Rate for the Group I Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.76	21.43	40	9.08	18.79
2	7.59	20.23	41	8.78	18.57
3	7.35	19.94	42	8.77	18.53
4	7.59	20.13	43	9.05	18.81
5	7.35	19.84	44	8.75	18.47
6	7.35	19.78	45	9.05	19.11
7	7.59	20.49	46	8.77	18.85
8	7.34	20.15	47	8.76	18.80
9	7.59	20.28	48	9.68	19.81
10	7.34	19.92	49	8.74	18.60
11	7.34	19.79	50	9.02	18.84
12	7.85	20.16	51	8.72	18.57
13	7.34	19.51	52	9.00	18.86
14	7.59	19.62	53	8.70	18.45
15	7.34	19.22	54	8.69	18.37
16	7.59	19.28	55	8.97	18.62
17	7.34	18.73	56	8.67	18.21
18	7.34	18.40	57	8.95	18.59
19	7.60	18.34	58	8.65	18.22
20	7.37	17.97	59	8.64	18.14
21	8.16	18.66	60	9.22	18.75
22	8.03	18.40	61	8.62	17.97
23	8.01	18.24	62	8.90	18.22
24	8.84	18.92	63	8.60	9.95
25	7.97	17.89	64	8.88	10.26
26	8.24	17.94	65	8.58	9.91
27	8.14	17.64	66	8.57	9.89
28	8.47	17.78	67	8.84	10.20
29	8.19	17.34	68	8.55	9.85
30	8.18	17.18	69	8.82	10.16
31	8.46	17.31	70	8.53	9.81
32	8.20	16.96	71	8.52	9.79
33	8.87	17.74	72	9.42	10.82
34	8.71	17.55	73	8.50	9.75
35	8.70	17.46	74	8.77	10.06
36	9.61	18.32	75	8.48	9.71
37	8.68	17.23	76	8.75	10.02
38	8.96	17.79	77	8.46	9.68
39	8.75	18.10

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.34% and 5.39% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement if any.

Cap Agreement Schedule

Distribution Date	Period	Notional Balance ($)	Strike
4/25/2007	1	1,987,189,100.00	6.00%
5/25/2007	2	1,960,148,634.86	6.00%
6/25/2007	3	1,927,746,855.46	6.00%
7/25/2007	4	1,891,078,317.73	6.00%
8/25/2007	5	1,850,719,414.42	6.00%
9/25/2007	6	1,805,482,915.34	6.00%
10/25/2007	7	1,756,336,374.12	5.40%
11/25/2007	8	1,700,632,201.58	5.40%
12/25/2007	9	1,640,910,178.54	5.40%
1/25/2008	10	1,580,908,127.96	5.40%
2/25/2008	11	1,522,088,634.87	5.40%
3/25/2008	12	1,464,557,736.05	5.40%
4/25/2008	13	1,408,658,992.72	5.40%
5/25/2008	14	1,355,079,837.04	5.40%
6/25/2008	15	1,300,865,969.73	5.40%
7/25/2008	16	1,245,367,285.69	5.40%
8/25/2008	17	1,179,742,994.09	5.40%
9/25/2008	18	1,113,824,442.09	5.40%
10/25/2008	19	1,051,833,624.34	5.40%
11/25/2008	20	993,231,549.00	5.40%
12/25/2008	21	937,453,337.96	5.40%
1/25/2009	22	883,036,837.33	5.40%
2/25/2009	23	831,226,334.40	5.40%
3/25/2009	24	782,484,524.77	5.40%
4/25/2009	25	736,505,691.13	5.25%
5/25/2009	26	698,619,475.73	5.25%
6/25/2009	27	659,843,856.96	5.25%
7/25/2009	28	627,520,560.68	5.25%
8/25/2009	29	598,634,476.23	5.25%
9/25/2009	30	571,044,253.42	5.25%
10/25/2009	31	544,684,377.73	5.25%
11/25/2009	32	519,493,334.85	5.25%
12/25/2009	33	495,414,781.55	5.25%
1/25/2010	34	472,407,641.39	5.25%
2/25/2010	35	450,411,959.54	5.25%
3/25/2010	36	429,430,523.13	5.25%
4/25/2010	37	409,411,385.19	5.25%
5/25/2010	38	409,411,385.19	5.25%
6/25/2010	39	409,411,385.19	5.25%
7/25/2010	40	409,411,385.19	5.25%
8/25/2010	41	402,069,374.29	5.25%
9/25/2010	42	388,978,575.76	5.25%
10/25/2010	43	376,316,698.95	5.25%
11/25/2010	44	364,069,597.37	5.25%
12/25/2010	45	352,223,589.14	5.25%
1/25/2011	46	340,765,900.13	5.25%
2/25/2011	47	329,683,394.17	5.25%
3/25/2011	48	318,963,524.43	5.25%
4/25/2011	49	308,594,337.14	5.45%
5/25/2011	50	297,348,284.10	5.45%
6/25/2011	51	286,515,203.88	5.45%
7/25/2011	52	276,079,997.19	5.45%
8/25/2011	53	266,027,290.82	5.45%
9/25/2011	54	256,342,908.29	5.45%
10/25/2011	55	247,013,478.17	5.45%
11/25/2011	56	238,025,845.53	5.45%
12/25/2011	57	229,366,962.93	5.45%
1/25/2012	58	221,003,916.45	5.45%
2/25/2012	59	212,940,371.14	5.45%
3/25/2012	60	205,172,951.70	5.45%
4/25/2012	61	197,690,698.66	5.45%
5/25/2012	62	190,483,065.42	5.45%

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.87	2.40	1.25	0.96
Principal Window (mos)	1 - 315	1 - 188	1 - 33	1 - 25
Principal Window End (date)	Jun-33	Nov-22	Dec-09	Apr-09

A-2
WAL (yrs)	4.95	2.47	1.27	0.98
Principal Window (mos)	1 - 318	1 - 193	1 - 33	1 - 25
Principal Window End (date)	Sep-33	Apr-23	Dec-09	Apr-09

A-3A
WAL (yrs)	1.75	1.00	0.71	0.55
Principal Window (mos)	1 - 42	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Sep-10	Jan-09	Jul-08	Mar-08

A-3B
WAL (yrs)	6.67	2.90	1.71	1.35
Principal Window (mos)	42 - 151	22 - 72	16 - 27	12 - 21
Principal Window End (date)	Oct-19	Mar-13	Jun-09	Dec-08

A-3C
WAL (yrs)	17.22	8.75	2.42	1.86
Principal Window (mos)	151 - 313	72 - 184	27 - 32	21 - 24
Principal Window End (date)	Apr-33	Jul-22	Nov-09	Mar-09

M-1
WAL (yrs)	9.58	5.29	5.83	4.15
Principal Window (mos)	50 - 285	46 - 159	33 - 119	25 - 83
Principal Window End (date)	Dec-30	Jun-20	Feb-17	Feb-14

M-2
WAL (yrs)	9.56	5.13	5.27	3.73
Principal Window (mos)	50 - 272	44 - 146	54 - 92	39 - 64
Principal Window End (date)	Nov-29	May-19	Nov-14	Jul-12

M-3
WAL (yrs)	9.53	5.04	4.49	3.22
Principal Window (mos)	50 - 262	42 - 139	49 - 87	35 - 61
Principal Window End (date)	Jan-29	Oct-18	Jun-14	Apr-12

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.51	4.98	4.18	3.02
Principal Window (mos)	50 - 255	41 - 134	45 - 84	33 - 58
Principal Window End (date)	Jun-28	May-18	Mar-14	Jan-12

M-5
WAL (yrs)	9.48	4.93	3.96	2.90
Principal Window (mos)	50 - 248	40 - 129	42 - 80	32 - 56
Principal Window End (date)	Nov-27	Dec-17	Nov-13	Nov-11

M-6
WAL (yrs)	9.43	4.87	3.79	2.80
Principal Window (mos)	50 - 239	40 - 124	40 - 76	30 - 54
Principal Window End (date)	Feb-27	Jul-17	Jul-13	Sep-11

M-7
WAL (yrs)	9.38	4.81	3.65	2.71
Principal Window (mos)	50 - 229	39 - 118	38 - 72	29 - 51
Principal Window End (date)	Apr-26	Jan-17	Mar-13	Jun-11

M-8
WAL (yrs)	9.30	4.76	3.53	2.64
Principal Window (mos)	50 - 218	38 - 111	37 - 68	28 - 48
Principal Window End (date)	May-25	Jun-16	Nov-12	Mar-11

M-9
WAL (yrs)	9.21	4.67	3.43	2.56
Principal Window (mos)	50 - 206	38 - 104	36 - 63	28 - 45
Principal Window End (date)	May-24	Nov-15	Jun-12	Dec-10

M-10
WAL (yrs)	9.05	4.58	3.32	2.49
Principal Window (mos)	50 - 194	38 - 97	35 - 59	27 - 42
Principal Window End (date)	May-23	Apr-15	Feb-12	Sep-10

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.52	2.19	1.25	0.96
Principal Window (mos)	1 - 159	1 - 77	1 - 33	1 - 25
Principal Window End (date)	Jun-20	Aug-13	Dec-09	Apr-09

A-2
WAL (yrs)	4.58	2.24	1.27	0.98
Principal Window (mos)	1 - 159	1 - 77	1 - 33	1 - 25
Principal Window End (date)	Jun-20	Aug-13	Dec-09	Apr-09

A-3A
WAL (yrs)	1.75	1.00	0.71	0.55
Principal Window (mos)	1 - 42	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Sep-10	Jan-09	Jul-08	Mar-08

A-3B
WAL (yrs)	6.67	2.90	1.71	1.35
Principal Window (mos)	42 - 151	22 - 72	16 - 27	12 - 21
Principal Window End (date)	Oct-19	Mar-13	Jun-09	Dec-08

A-3C
WAL (yrs)	13.19	6.38	2.42	1.86
Principal Window (mos)	151 - 159	72 - 77	27 - 32	21 - 24
Principal Window End (date)	Jun-20	Aug-13	Nov-09	Mar-09

M-1
WAL (yrs)	8.70	4.77	3.49	2.56
Principal Window (mos)	50 - 159	46 - 77	33 - 47	25 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-2
WAL (yrs)	8.70	4.63	3.90	2.82
Principal Window (mos)	50 - 159	44 - 77	47 - 47	34 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-3
WAL (yrs)	8.70	4.55	3.90	2.82
Principal Window (mos)	50 - 159	42 - 77	47 - 47	34 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

Assumptions:
Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	8.70	4.51	3.86	2.81
Principal Window (mos)	50 - 159	41 - 77	45 - 47	33 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-5
WAL (yrs)	8.70	4.48	3.68	2.72
Principal Window (mos)	50 - 159	40 - 77	42 - 47	32 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-6
WAL (yrs)	8.70	4.45	3.53	2.63
Principal Window (mos)	50 - 159	40 - 77	40 - 47	30 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-7
WAL (yrs)	8.70	4.42	3.42	2.55
Principal Window (mos)	50 - 159	39 - 77	38 - 47	29 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-8
WAL (yrs)	8.70	4.41	3.32	2.50
Principal Window (mos)	50 - 159	38 - 77	37 - 47	28 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-9
WAL (yrs)	8.70	4.38	3.26	2.45
Principal Window (mos)	50 - 159	38 - 77	36 - 47	28 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

M-10
WAL (yrs)	8.70	4.38	3.21	2.42
Principal Window (mos)	50 - 159	38 - 77	35 - 47	27 - 34
Principal Window End (date)	Jun-20	Aug-13	Feb-11	Jan-10

Assumptions:
Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.81	28	3.31	55	3.82
2	2.09	29	3.13	56	3.63
3	1.92	30	3.13	57	3.80
4	2.10	31	3.31	58	3.61
5	1.92	32	3.16	59	3.60
6	1.92	33	3.74	60	3.95
7	2.10	34	3.72	61	3.58
8	1.93	35	3.71	62	3.75
9	2.10	36	4.24	63	3.56
10	1.93	37	3.71	64	3.73
11	1.93	38	3.71	65	3.54
12	2.28	39	3.68	66	3.53
13	1.94	40	3.93	67	3.70
14	2.11	41	3.75	68	3.51
15	1.94	42	3.75	69	3.68
16	2.11	43	3.92	70	3.49
17	1.94	44	3.74	71	3.48
18	1.95	45	3.94	72	4.00
19	2.13	46	3.77	73	3.45
20	1.99	47	3.76	74	3.62
21	2.77	48	4.29	75	3.44
22	2.79	49	3.69	76	3.61
23	2.77	50	3.86	77	3.42
24	3.29	51	3.68
25	2.82	52	3.85
26	3.00	53	3.66
27	3.06	54	3.65

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.34% 6mL = 5.39%
4) Run to 10% Optional Termination
5) Includes payments made from the Cap Agreement if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.34000	5.39000	2.81	40	5.04144	5.11935	4.02
2	5.34719	5.37326	2.09	41	5.04903	5.12816	3.84
3	5.34728	5.35165	1.91	42	5.05801	5.13549	3.83
4	5.33673	5.32391	2.10	43	5.06915	5.14134	3.99
5	5.31309	5.29079	1.95	44	5.08139	5.14588	3.80
6	5.28326	5.25373	1.98	45	5.08993	5.14936	3.99
7	5.25186	5.21482	2.18	46	5.09315	5.15236	3.83
8	5.22039	5.17634	2.04	47	5.09207	5.15557	3.82
9	5.18450	5.14043	2.25	48	5.09239	5.15958	4.33
10	5.14232	5.10827	2.12	49	5.09581	5.16410	3.80
11	5.09561	5.08075	2.17	50	5.10181	5.16864	3.96
12	5.05485	5.05846	2.54	51	5.10750	5.17277	3.79
13	5.02592	5.04056	2.24	52	5.11204	5.17652	3.95
14	5.00953	5.02536	2.42	53	5.11557	5.18005	3.77
15	4.99562	5.01115	2.27	54	5.11898	5.18353	3.75
16	4.98069	4.99836	2.45	55	5.12248	5.18703	3.91
17	4.96462	4.98826	2.30	56	5.12605	5.19059	3.73
18	4.94970	4.98196	2.32	57	5.12950	5.19426	3.90
19	4.93661	4.97921	2.50	58	5.13279	5.19810	3.71
20	4.92602	4.97928	2.38	59	5.13600	5.20212	3.70
21	4.92051	4.98136	3.15	60	5.13949	5.20635	4.03
22	4.92130	4.98485	3.18	61	5.14339	5.21077	3.67
23	4.92760	4.98908	3.16	62	5.14764	5.21532	3.83
24	4.93355	4.99354	3.64	63	5.15200	5.21998	3.65
25	4.93702	4.99850	3.13	64	5.15640	5.22474	3.82
26	4.93828	5.00454	3.30	65	5.16085	5.22961	3.63
27	4.94098	5.01209	3.33	66	5.16542	5.23460	3.62
28	4.94620	5.02057	3.56	67	5.17013	5.23971	3.78
29	4.95379	5.02903	3.38	68	5.17498	5.24492	3.59
30	4.96268	5.03666	3.37	69	5.17993	5.25022	3.76
31	4.97252	5.04358	3.53	70	5.18500	5.25559	3.57
32	4.98267	5.05021	3.38	71	5.19016	5.26104	3.56
33	4.99078	5.05696	3.92	72	5.19540	5.26653	4.07
34	4.99587	5.06410	3.88	73	5.20071	5.27207	3.53
35	4.99862	5.07185	3.88	74	5.20609	5.27765	3.69
36	5.00337	5.08043	4.37	75	5.21150	5.28325	3.51
37	5.01147	5.08974	3.86	76	5.21695	5.28886	3.67
38	5.02234	5.09956	3.86	77	5.22242	5.29449	3.48
39	5.03268	5.10961	3.79

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination
4. Includes payments made from the Cap Agreement if any
5.15 day lookback for 6m Libor

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	28.69	6.24	20.53
M-2	23.19	7.11	17.91
M-3	20.38	8.55	16.42
M-4	17.98	9.18	15.04
M-5	15.87	9.78	13.73
M-6	13.90	10.31	12.43
M-7	12.10	10.97	11.17
M-8	10.58	11.68	10.04
M-9	9.44	12.38	9.15
M-10	8.46	12.30	8.35

Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward
8.	15 day lookback for 6m Libor
9.	100% Principal and Interest Advancing
10.	To maturity

Group 1 Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$850,084,310.48
Number of Mortgage Loans	4,664
Average Scheduled Principal Balance:	$182,265.08	$20,172.60	$697,860.34
Weighted Average Gross Coupon:	8.112%	5.450%	12.950%
Non-Zero Weighted Average Original Credit Score:	611	500	806
Weighted Average Combined LTV Ratio (1):	80.81%	13.16%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	83.85%	13.16%	100.00%
Weighted Average Effective LTV Ratio(3):	80.81%	13.16%	100.00%
Weighted Average Stated Remaining Term:	354 Months	116 Months	357 Months
Weighted Average Original Term:	358 Months	120 Months	360 Months
Weighted Average Roll Term:	25 Months	15 Months	57 Months
Weighted Average Gross Margin:	5.726%	2.500%	7.125%
Weighted Average Initial Periodic Rate Cap:	2.006%	2.000%	6.000%
Weighted Average Subsequent Periodic Rate Cap:	1.000%	1.000%	1.000%
Weighted Average Gross Maximum Lifetime Rate:	14.173%	11.450%	18.350%
Weighted Average Gross Minimum Lifetime Rate:	8.175%	6.000%	12.350%
Weighted Average Seasoning:	4 Months	3 Months	14 Months
Weighted Average First Pay Date:	December 2006	February 2006	January 2007
Weighted Average First Adjustment Date:	March 2009	June 2008	December 2011
Percent Interest Only Loans:	17.64%
Percent Second Liens:	2.00%
Percent of First Liens that have a Silent Second:	16.80%
Weighted Average Debt-To-Income Ratio:	40.51%	2.00%	55.00%

(1)	Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2)	Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3)	Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Group 1 Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed	1,549	205,556,940.09	24.18	132,703.00	8.205	79.65	80.41	79.65	613
Fixed Dual Am 40/20	193	46,293,590.51	5.45	239,863.16	7.631	78.97	81.00	78.97	612
Fixed IO	126	31,552,134.72	3.71	250,413.77	7.110	80.99	83.93	80.99	645
Hybrid 2 Yrs Dual Am 40/20	502	116,823,193.53	13.74	232,715.52	8.240	82.88	86.26	82.88	610
Hybrid 2 Yrs Fixed	971	164,857,233.31	19.39	169,780.88	8.649	80.28	82.87	80.28	592
Hybrid 2 Yrs Fixed Io	285	70,458,105.53	8.29	247,221.42	7.346	81.26	88.74	81.26	637
Hybrid 3 Yrs Dual Am 40/20	289	65,477,990.48	7.70	226,567.44	8.029	82.33	85.18	82.33	609
Hybrid 3 Yrs Fixed	555	101,127,050.20	11.90	182,210.90	8.415	80.55	84.14	80.55	599
Hybrid 3 Yrs Fixed Io	191	47,128,272.11	5.54	246,744.88	7.283	81.95	89.17	81.95	636
Hybrid 5 Yrs Fixed Io	3	809,800.00	0.10	269,933.33	6.638	91.18	91.18	91.18	717
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Servicer of the Group 1 Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
GMAC	2,004	363,743,854.98	42.79	181,508.91	8.119	80.54	83.50	80.54	610
Ocwen	2,660	486,340,455.50	57.21	182,834.76	8.107	81.02	84.11	81.02	612
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Originator of the Group 1 Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Argent	4,114	752,373,168.90	88.51	182,881.18	8.146	81.19	84.61	81.19	610
Ameriquest	550	97,711,141.58	11.49	177,656.62	7.850	77.95	78.00	77.95	624
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Principal Balances of the Group 1 Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20,200.00 - 25,000.00	41	929,343.52	0.11	22,666.92	11.228	100.00	100.00	100.00	633
25,000.01 - 50,000.00	246	9,409,355.80	1.11	38,249.41	11.347	97.30	97.30	97.30	642
50,000.01 - 75,000.00	355	22,405,117.80	2.64	63,113.01	9.776	83.73	85.12	83.73	608
75,000.01 - 100,000.00	422	36,799,460.93	4.33	87,202.51	8.880	80.30	83.45	80.30	600
100,000.01 - 125,000.00	459	51,681,315.42	6.08	112,595.46	8.502	79.60	83.57	79.60	602
125,000.01 - 150,000.00	521	71,740,116.79	8.44	137,696.96	8.272	80.07	84.74	80.07	609
150,000.01 - 175,000.00	462	75,037,028.12	8.83	162,417.81	8.147	79.79	83.59	79.79	608
175,000.01 - 200,000.00	435	81,300,924.72	9.56	186,898.68	8.093	80.97	84.38	80.97	611
200,000.01 - 225,000.00	314	66,773,545.60	7.85	212,654.60	8.047	80.34	83.67	80.34	607
225,000.01 - 250,000.00	320	76,219,426.25	8.97	238,185.71	8.014	80.15	82.73	80.15	607
250,000.01 - 275,000.00	222	58,273,350.86	6.86	262,492.57	7.931	81.52	84.72	81.52	614
275,000.01 - 300,000.00	206	59,361,904.73	6.98	288,164.59	7.770	80.04	82.66	80.04	617
300,000.01 - 350,000.00	315	101,797,996.44	11.98	323,168.24	7.739	80.90	83.51	80.90	616
350,000.01 - 400,000.00	241	90,652,000.95	10.66	376,149.38	7.786	80.69	82.98	80.69	612
400,000.01 - 500,000.00	81	34,378,888.73	4.04	424,430.73	7.773	81.66	82.94	81.66	614
500,000.01 - 600,000.00	22	11,948,520.60	1.41	543,114.57	7.324	82.88	87.32	82.88	640
600,000.01 - 700,000.00	2	1,376,013.22	0.16	688,006.61	7.691	78.87	78.87	78.87	633
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

The average loan balance of the Group 1 Mortgage Loans at origination was $182,642.83.

Principal Balances of the Group 1 Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20,172.60 - 25,000.00	42	954,311.34	0.11	22,721.70	11.266	100.00	100.00	100.00	633
25,000.01 - 50,000.00	246	9,428,324.80	1.11	38,326.52	11.334	97.28	97.28	97.28	643
50,000.01 - 75,000.00	358	22,604,987.55	2.66	63,142.42	9.765	83.58	84.96	83.58	607
75,000.01 - 100,000.00	420	36,755,328.25	4.32	87,512.69	8.877	80.39	83.55	80.39	600
100,000.01 - 125,000.00	462	52,101,191.28	6.13	112,773.14	8.510	79.62	83.61	79.62	602
125,000.01 - 150,000.00	519	71,570,231.71	8.42	137,900.25	8.264	80.10	84.75	80.10	609
150,000.01 - 175,000.00	464	75,461,481.72	8.88	162,632.50	8.150	79.75	83.56	79.75	608
175,000.01 - 200,000.00	434	81,225,035.07	9.55	187,154.46	8.081	80.88	84.26	80.88	611
200,000.01 - 225,000.00	315	67,098,696.07	7.89	213,011.73	8.062	80.53	83.94	80.53	607
225,000.01 - 250,000.00	316	75,343,902.10	8.86	238,430.07	8.013	79.99	82.51	79.99	607
250,000.01 - 275,000.00	221	58,025,495.92	6.83	262,558.81	7.927	81.62	84.83	81.62	614
275,000.01 - 300,000.00	209	60,257,910.96	7.09	288,315.36	7.761	79.97	82.54	79.97	617
300,000.01 - 350,000.00	314	101,600,027.85	11.95	323,566.97	7.743	81.01	83.63	81.01	617
350,000.01 - 400,000.00	242	91,152,546.32	10.72	376,663.41	7.785	80.74	83.06	80.74	613
400,000.01 - 500,000.00	78	33,180,305.72	3.90	425,388.53	7.781	81.36	82.57	81.36	612
500,000.01 - 600,000.00	22	11,948,520.60	1.41	543,114.57	7.324	82.88	87.32	82.88	640
600,000.01 - 697,860.34	2	1,376,013.22	0.16	688,006.61	7.691	78.87	78.87	78.87	633
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

The average loan balance of the Group 1 Mortgage Loans as of the cut-off $182,265.08.

Gross Mortgage Rates of the Group 1 Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($	)	% of Aggregate Principal Balance	Average Principal Balance ($	)	Weighted Average Mortgage Rate (	%)	Weighted Average Combined Loan-to-Value Ratio (	%)	Weighted Average Fully Combined Loan-to-Value Ratio (	%)	Weighted Average Effective Loan-to-Value Ratio (	%)	Non-Zero Weighted Average Credit Score
5.450 - 5.500	1	377,599.93		0.04	377,599.93		5.450		80.00		100.00		80.00		646
5.501 - 6.000	21	6,433,009.08		0.76	306,333.77		5.827		79.37		87.99		79.37		642
6.001 - 6.500	163	41,057,177.12		4.83	251,884.52		6.349		75.83		81.26		75.83		649
6.501 - 7.000	512	118,104,381.74		13.89	230,672.62		6.815		77.43		81.33		77.43		634
7.001 - 7.500	614	135,925,755.31		15.99	221,377.45		7.302		78.83		83.16		78.83		622
7.501 - 8.000	792	158,314,056.29		18.62	199,891.49		7.787		79.58		83.04		79.58		613
8.001 - 8.500	569	106,227,709.08		12.50	186,691.93		8.283		81.27		84.05		81.27		602
8.501 - 9.000	638	120,280,746.46		14.15	188,527.82		8.773		82.26		84.17		82.26		591
9.001 - 9.500	392	61,971,284.49		7.29	158,090.01		9.270		83.20		84.64		83.20		587
9.501 - 10.000	315	43,969,974.85		5.17	139,587.22		9.755		85.61		86.73		85.61		590
10.001 - 10.500	163	21,255,370.19		2.50	130,401.04		10.287		87.04		88.20		87.04		596
10.501 - 11.000	140	15,907,312.55		1.87	113,623.66		10.769		87.46		87.72		87.46		596
11.001 - 11.500	125	9,245,434.56		1.09	73,963.48		11.277		91.65		92.30		91.65		608
11.501 - 12.000	101	5,922,540.19		0.70	58,639.01		11.788		91.73		91.91		91.73		610
12.001 - 12.500	87	3,790,277.91		0.45	43,566.41		12.225		99.40		99.40		99.40		626
12.501 - 12.950	31	1,301,680.73		0.15	41,989.70		12.632		99.87		99.87		99.87		655
Total:	4,664	850,084,310.48		100.00	182,265.08		8.112		80.81		83.85		80.81		611

The weighted-average mortgage rate of the Group 1 Mortgage Loans as of the cut-off date was 8.112%.

Original Term to Maturity of the Group 1 Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	101	11,790,278.00	1.39	116,735.43	8.008	72.30	72.61	72.30	603
241 - 360	4,563	838,294,032.48	98.61	183,715.55	8.113	80.93	84.01	80.93	611
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

The weighted-average original term to maturity of the Group 1 Mortgage Loans as of the cut-off date was 358 months.

Remaining Term to Maturity of the Group 1 Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
116 - 120	4	336,677.01	0.04	84,169.25	7.358	69.68	69.68	69.68	628
121 - 180	59	6,487,053.85	0.76	109,950.07	8.066	68.69	68.69	68.69	601
181 - 240	38	4,966,547.14	0.58	130,698.61	7.977	77.20	77.92	77.20	604
241 - 300	11	1,391,457.02	0.16	126,496.09	8.441	80.75	80.75	80.75	607
301 - 357	4,552	836,902,575.46	98.45	183,853.82	8.113	80.94	84.01	80.94	611
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

The weighted-average remaining term to maturity of the Group 1 Mortgage Loans as of the cut-off date was 354 months.

Seasoning of the Group 1 Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
3-6	4,546	819,626,443.76	96.42	180,296.18	8.121	80.91	84.05	80.91	612
7-12	116	30,218,751.36	3.55	260,506.48	7.841	78.43	78.55	78.43	583
13-14	2	239,115.36	0.03	119,557.68	9.047	69.39	69.39	69.39	591
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

The weighted-average seasoning of the Group 1 Mortgage Loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Group 1 Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
13.16 - 15.00	1	49,868.48	0.01	49,868.48	8.150	13.16	13.16	13.16	561
15.01 - 20.00	3	268,023.69	0.03	89,341.23	8.179	16.37	16.37	16.37	582
20.01 - 25.00	8	1,296,793.55	0.15	162,099.19	7.780	22.40	22.40	22.40	616
25.01 - 30.00	9	934,347.80	0.11	103,816.42	8.345	27.46	27.46	27.46	617
30.01 - 35.00	7	860,550.62	0.10	122,935.80	7.771	32.19	32.19	32.19	618
35.01 - 40.00	18	2,492,472.88	0.29	138,470.72	7.705	37.93	37.93	37.93	589
40.01 - 45.00	31	4,746,822.02	0.56	153,123.29	7.977	42.98	43.15	42.98	582
45.01 - 50.00	52	7,941,575.46	0.93	152,722.61	7.596	47.69	47.69	47.69	596
50.01 - 55.00	64	10,973,362.72	1.29	171,458.79	7.789	52.57	52.57	52.57	600
55.01 - 60.00	109	21,857,397.61	2.57	200,526.58	7.854	57.92	58.36	57.92	590
60.01 - 65.00	181	35,869,716.70	4.22	198,175.23	7.832	63.39	63.52	63.39	592
65.01 - 70.00	259	50,589,670.84	5.95	195,326.91	7.971	68.71	69.00	68.71	587
70.01 - 75.00	350	71,840,427.22	8.45	205,258.36	7.957	73.97	74.24	73.97	585
75.01 - 80.00	1,219	237,129,613.26	27.89	194,527.98	7.654	79.60	89.45	79.60	618
80.01 - 85.00	536	107,894,925.31	12.69	201,296.50	8.059	84.37	84.96	84.37	602
85.01 - 90.00	1,048	207,864,095.06	24.45	198,343.60	8.331	89.64	90.22	89.64	621
90.01 - 95.00	335	63,024,744.22	7.41	188,133.56	8.746	94.79	95.01	94.79	633
95.01 - 100.00	434	24,449,903.04	2.88	56,336.18	11.070	99.86	99.86	99.86	641
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

The weighted-average Combined loan-to-value ratio of the Group 1 Mortgage Loans as of the cut-off date was 80.81%.

Fully Combined Loan-To-Value Ratio of the Group 1 Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
13.16 - 15.00	1	49,868.48	0.01	49,868.48	8.150	13.16	13.16	13.16	561
15.01 - 20.00	3	268,023.69	0.03	89,341.23	8.179	16.37	16.37	16.37	582
20.01 - 25.00	8	1,296,793.55	0.15	162,099.19	7.780	22.40	22.40	22.40	616
25.01 - 30.00	9	934,347.80	0.11	103,816.42	8.345	27.46	27.46	27.46	617
30.01 - 35.00	7	860,550.62	0.10	122,935.80	7.771	32.19	32.19	32.19	618
35.01 - 40.00	18	2,492,472.88	0.29	138,470.72	7.705	37.93	37.93	37.93	589
40.01 - 45.00	30	4,582,202.90	0.54	152,740.10	7.999	43.00	43.00	43.00	583
45.01 - 50.00	53	8,106,194.58	0.95	152,947.07	7.591	47.58	47.67	47.58	595
50.01 - 55.00	64	10,973,362.72	1.29	171,458.79	7.789	52.57	52.57	52.57	600
55.01 - 60.00	108	21,617,869.40	2.54	200,165.46	7.850	57.90	57.90	57.90	590
60.01 - 65.00	180	35,552,434.36	4.18	197,513.52	7.822	63.37	63.37	63.37	593
65.01 - 70.00	255	50,043,610.48	5.89	196,249.45	7.959	68.72	68.72	68.72	587
70.01 - 75.00	341	70,966,911.01	8.35	208,114.11	7.941	73.96	73.96	73.96	585
75.01 - 80.00	608	119,564,007.28	14.06	196,651.33	7.885	79.21	79.22	79.21	593
80.01 - 85.00	502	103,661,403.17	12.19	206,496.82	8.013	84.30	84.34	84.30	602
85.01 - 90.00	956	195,284,685.30	22.97	204,272.68	8.278	89.62	89.63	89.62	621
90.01 - 95.00	334	63,114,362.80	7.42	188,965.16	8.718	94.43	94.76	94.43	632
95.01 - 100.00	1,187	160,715,209.46	18.91	135,396.13	8.187	83.97	99.85	83.97	639
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

The weighted-average Fully Combined loan-to-value ratio of the Group 1 Mortgage Loans as of the cut-off date was 83.85%.

Effective Loan-To-Value Ratio of the Group 1 Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
13.16 - 15.00	1	49,868.48	0.01	49,868.48	8.150	13.16	13.16	13.16	561
15.01 - 20.00	3	268,023.69	0.03	89,341.23	8.179	16.37	16.37	16.37	582
20.01 - 25.00	8	1,296,793.55	0.15	162,099.19	7.780	22.40	22.40	22.40	616
25.01 - 30.00	9	934,347.80	0.11	103,816.42	8.345	27.46	27.46	27.46	617
30.01 - 35.00	7	860,550.62	0.10	122,935.80	7.771	32.19	32.19	32.19	618
35.01 - 40.00	18	2,492,472.88	0.29	138,470.72	7.705	37.93	37.93	37.93	589
40.01 - 45.00	31	4,746,822.02	0.56	153,123.29	7.977	42.98	43.15	42.98	582
45.01 - 50.00	52	7,941,575.46	0.93	152,722.61	7.596	47.69	47.69	47.69	596
50.01 - 55.00	64	10,973,362.72	1.29	171,458.79	7.789	52.57	52.57	52.57	600
55.01 - 60.00	109	21,857,397.61	2.57	200,526.58	7.854	57.92	58.36	57.92	590
60.01 - 65.00	181	35,869,716.70	4.22	198,175.23	7.832	63.39	63.52	63.39	592
65.01 - 70.00	259	50,589,670.84	5.95	195,326.91	7.971	68.71	69.00	68.71	587
70.01 - 75.00	350	71,840,427.22	8.45	205,258.36	7.957	73.97	74.24	73.97	585
75.01 - 80.00	1,219	237,129,613.26	27.89	194,527.98	7.654	79.60	89.45	79.60	618
80.01 - 85.00	536	107,894,925.31	12.69	201,296.50	8.059	84.37	84.96	84.37	602
85.01 - 90.00	1,048	207,864,095.06	24.45	198,343.60	8.331	89.64	90.22	89.64	621
90.01 - 95.00	335	63,024,744.22	7.41	188,133.56	8.746	94.79	95.01	94.79	633
95.01 - 100.00	434	24,449,903.04	2.88	56,336.18	11.070	99.86	99.86	99.86	641
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

The weighted-average Effective loan-to-value ratio of the Group 1 Mortgage Loans as of the cut-off date was 80.81%.

Occupancy Type of the Group 1 Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	4,192	771,735,854.84	90.78	184,097.29	8.030	80.51	83.69	80.51	608
Investor	428	70,590,121.25	8.30	164,930.19	8.984	84.00	85.67	84.00	645
Second Home	44	7,758,334.39	0.91	176,325.78	8.267	82.41	83.01	82.41	646
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Property Types of the Group 1 Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	3,533	628,874,329.74	73.98	178,000.09	8.097	80.61	83.35	80.61	609
PUD	509	98,222,790.71	11.55	192,972.08	8.121	82.08	86.35	82.08	610
Two to Four Family	251	63,228,608.92	7.44	251,906.81	8.195	79.18	81.37	79.18	622
Condominium	350	56,363,312.98	6.63	161,038.04	8.192	82.62	87.69	82.62	628
Single Family Attached	21	3,395,268.13	0.40	161,679.43	7.752	83.47	86.04	83.47	622
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Loan Purpose of the Group 1 Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	3,164	639,214,485.89	75.19	202,027.33	8.017	79.46	80.80	79.46	605
Purchase	1,094	137,558,418.83	16.18	125,738.96	8.691	86.60	95.50	86.60	636
Rate/Term Refinance	406	73,311,405.76	8.62	180,569.96	7.853	81.77	88.58	81.77	622
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Documentation of the Group 1 Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full	2,945	518,491,068.20	60.99	176,058.09	7.842	80.60	83.77	80.60	603
Stated	1,274	243,848,201.24	28.69	191,403.61	8.644	81.47	84.56	81.47	634
Limited	445	87,745,041.04	10.32	197,179.87	8.225	80.25	82.36	80.25	599
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Lien Position of the Group 1 Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	4,276	833,112,225.25	98.00	194,834.48	8.043	80.43	83.52	80.43	611
Second	388	16,972,085.23	2.00	43,742.49	11.488	99.88	99.88	99.88	645
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Index of the Adjustable Rate Group 1 Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	2,796	566,681,645.16	100.00	202,675.84	8.173	81.38	85.33	81.38	608
Total:	2,796	566,681,645.16	100.00	202,675.84	8.173	81.38	85.33	81.38	608

Prepayment Penalty Status of the Group 1 Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
No Prepayment Penalty	2,070	349,094,852.82	41.07	168,644.86	8.350	81.67	84.64	81.67	611
Has Prepayment Penalty	2,594	500,989,457.66	58.93	193,133.95	7.946	80.22	83.30	80.22	611
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Prepayment Penalty Term of the Group 1 Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	2,070	349,094,852.82	41.07	168,644.86	8.350	81.67	84.64	81.67	611
12	195	46,543,840.45	5.48	238,686.36	8.036	78.96	81.73	78.96	613
24	1,254	245,410,262.24	28.87	195,701.96	8.097	81.36	85.61	81.36	608
30	2	436,821.80	0.05	218,410.90	8.911	85.42	85.42	85.42	528
36	1,143	208,598,533.17	24.54	182,500.90	7.746	79.15	80.94	79.15	615
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Geographic Concentration of the Group 1 Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	473	130,713,868.15	15.38	276,350.67	7.780	76.56	79.26	76.56	613
Florida	668	126,887,786.77	14.93	189,951.78	8.043	79.60	81.07	79.60	611
Illinois	573	102,303,069.33	12.03	178,539.39	8.349	83.35	87.28	83.35	614
Arizona	390	67,984,328.55	8.00	174,318.79	8.084	82.01	86.20	82.01	621
Maryland	254	51,733,265.14	6.09	203,674.27	7.724	79.78	83.47	79.78	608
New Jersey	183	44,995,787.31	5.29	245,878.62	7.965	79.01	80.39	79.01	609
New York	138	36,949,952.91	4.35	267,753.28	7.731	76.56	77.70	76.56	605
Texas	274	28,700,359.11	3.38	104,745.84	8.867	82.33	85.31	82.33	596
Pennsylvania	149	22,239,032.67	2.62	149,255.25	8.249	82.24	82.78	82.24	598
Washington	90	19,675,291.48	2.31	218,614.35	7.845	81.18	83.79	81.18	610
Massachusetts	74	17,758,281.48	2.09	239,976.78	7.760	79.04	83.96	79.04	620
Nevada	71	15,131,527.81	1.78	213,120.11	7.986	81.78	86.66	81.78	618
Connecticut	77	13,741,555.68	1.62	178,461.76	8.238	82.20	87.59	82.20	625
Minnesota	83	13,587,896.14	1.60	163,709.59	8.202	85.42	89.92	85.42	616
Hawaii	37	13,566,977.01	1.60	366,675.05	7.031	80.23	85.89	80.23	645
Michigan	114	12,895,863.81	1.52	113,121.61	8.591	84.03	89.01	84.03	601
Utah	71	11,611,153.53	1.37	163,537.37	8.241	84.71	89.33	84.71	623
Wisconsin	87	11,389,548.24	1.34	130,914.35	8.677	84.36	91.19	84.36	606
Colorado	70	10,869,327.75	1.28	155,276.11	8.342	85.44	92.13	85.44	617
Louisiana	88	10,720,577.90	1.26	121,824.75	8.910	83.34	86.27	83.34	594
Missouri	92	10,032,998.71	1.18	109,054.33	9.070	85.22	87.12	85.22	607
Ohio	66	6,564,267.20	0.77	99,458.59	8.886	85.59	85.93	85.59	596
Indiana	65	6,468,746.37	0.76	99,519.17	8.606	86.61	87.69	86.61	614
Oregon	29	6,290,330.66	0.74	216,907.95	8.185	84.47	86.35	84.47	625
New Mexico	32	5,682,184.95	0.67	177,568.28	8.779	84.47	88.04	84.47	599
North Carolina	43	5,357,166.79	0.63	124,585.27	8.876	86.95	92.38	86.95	596
Rhode Island	28	5,156,081.79	0.61	184,145.78	8.178	77.46	81.71	77.46	600
Georgia	38	4,511,514.59	0.53	118,724.07	8.400	82.45	86.35	82.45	606
Tennessee	37	4,335,336.80	0.51	117,171.26	8.629	83.05	84.15	83.05	577
South Carolina	27	4,270,527.97	0.50	158,167.70	8.234	86.27	88.74	86.27	621
Alabama	31	3,615,462.32	0.43	116,627.82	9.003	87.36	88.48	87.36	606
Oklahoma	37	3,368,495.57	0.40	91,040.42	8.526	86.25	90.10	86.25	614
Kansas	22	3,072,809.59	0.36	139,673.16	8.772	86.47	89.15	86.47	602
Nebraska	23	2,407,348.53	0.28	104,667.33	8.614	85.00	93.73	85.00	621
Wyoming	20	2,234,937.57	0.26	111,746.88	8.432	83.54	88.62	83.54	597
Mississippi	18	1,874,082.10	0.22	104,115.67	8.826	86.13	89.84	86.13	581
Delaware	13	1,777,513.25	0.21	136,731.79	8.460	81.13	83.30	81.13	611
Idaho	9	1,685,847.33	0.20	187,316.37	8.649	80.25	83.50	80.25	596
Kentucky	17	1,641,305.36	0.19	96,547.37	8.589	87.54	89.47	87.54	589
Iowa	20	1,574,987.17	0.19	78,749.36	9.241	83.04	85.32	83.04	575
New Hampshire	5	982,320.96	0.12	196,464.19	8.219	77.33	77.33	77.33	573
Maine	7	845,536.90	0.10	120,790.99	8.163	76.01	79.89	76.01	590
Arkansas	6	642,285.16	0.08	107,047.53	8.652	84.36	84.36	84.36	624
Alaska	3	584,741.82	0.07	194,913.94	7.916	83.50	94.56	83.50	580
South Dakota	5	524,376.82	0.06	104,875.36	8.932	90.19	94.00	90.19	626
North Dakota	3	393,293.54	0.05	131,097.85	8.702	76.33	76.33	76.33	591
Montana	2	389,640.30	0.05	194,820.15	7.707	90.08	90.08	90.08	626
District of Columbia	1	293,182.67	0.03	293,182.67	7.875	89.17	89.17	89.17	650
Vermont	1	51,536.92	0.01	51,536.92	12.800	100.00	100.00	100.00	647
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Mortgage Insurance Coverage of the Group 1 Mortgage Loans
Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Credit Score of the Group 1 Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	310	52,200,450.96	6.14	168,388.55	8.869	75.61	76.23	75.61	512
525 - 549	431	75,511,466.10	8.88	175,200.62	8.662	76.23	76.79	76.23	536
550 - 574	438	82,878,155.28	9.75	189,219.53	8.466	77.98	78.59	77.98	561
575 - 599	504	96,598,472.43	11.36	191,663.64	8.239	80.62	81.01	80.62	587
600 - 624	1,103	201,993,939.12	23.76	183,131.40	8.009	81.74	85.74	81.74	612
625 - 649	849	153,468,771.73	18.05	180,764.16	7.832	82.52	87.26	82.52	637
650 - 674	566	102,249,929.47	12.03	180,653.59	7.830	81.70	86.64	81.70	660
675 - 699	237	43,319,836.37	5.10	182,784.12	7.779	84.61	88.58	84.61	685
700 - 724	128	24,016,267.67	2.83	187,627.09	7.693	84.91	90.17	84.91	711
725 - 749	44	7,454,245.45	0.88	169,414.67	7.643	84.59	89.02	84.59	737
750 - 774	34	6,490,294.36	0.76	190,891.01	7.673	85.94	89.91	85.94	761
775 - 799	16	3,297,327.78	0.39	206,082.99	8.121	83.94	88.60	83.94	786
800 - 806	4	605,153.76	0.07	151,288.44	9.082	78.86	85.34	78.86	804
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

The non-zero weighted-average credit score of the Group 1 Mortgage Loans as of the cut-off date was 611.

Debt-To-Income Ratio of the Group 1 Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.00 - 5.00	10	2,221,694.56	0.26	222,169.46	8.348	74.01	75.95	74.01	596
5.01 - 10.00	34	8,123,873.39	0.96	238,937.45	8.289	83.86	86.39	83.86	624
10.01 - 15.00	45	7,487,920.32	0.88	166,398.23	8.158	79.01	79.38	79.01	620
15.01 - 20.00	114	20,240,932.12	2.38	177,552.04	8.158	78.47	79.75	78.47	621
20.01 - 25.00	203	33,809,315.18	3.98	166,548.35	8.336	78.15	79.32	78.15	605
25.01 - 30.00	313	52,930,757.28	6.23	169,107.85	8.092	78.35	80.07	78.35	617
30.01 - 35.00	493	88,711,566.31	10.44	179,942.33	8.069	79.49	81.50	79.49	611
35.01 - 40.00	689	124,227,247.67	14.61	180,300.79	8.055	80.92	84.09	80.92	614
40.01 - 45.00	1,069	195,103,132.96	22.95	182,509.95	8.154	82.57	86.13	82.57	616
45.01 - 50.00	1,500	279,786,412.96	32.91	186,524.28	8.092	82.47	86.43	82.47	608
50.01 - 55.00	194	37,441,457.73	4.40	192,997.20	8.070	69.37	69.93	69.37	583
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

The non-zero weighted-average debt-to-income ratio of the Group 1 Mortgage Loans as of the cut-off date was 40.51%.

Margin of the Adjustable-Rate Group 1 Mortgage Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.500 - 2.500	1	282,500.00	0.05	282,500.00	6.125	81.41	81.41	81.41	714
2.501 - 3.000	9	2,388,133.89	0.42	265,348.21	6.917	85.69	85.69	85.69	690
3.001 - 3.500	8	2,633,762.24	0.46	329,220.28	7.566	85.33	85.33	85.33	669
3.501 - 4.000	14	3,075,446.21	0.54	219,674.73	7.187	79.00	79.00	79.00	644
4.001 - 4.500	396	80,616,215.30	14.23	203,576.30	8.201	82.92	87.16	82.92	613
4.501 - 5.000	30	5,908,582.11	1.04	196,952.74	8.163	81.29	81.29	81.29	595
5.001 - 5.500	39	6,948,689.49	1.23	178,171.53	9.100	72.09	72.09	72.09	538
5.501 - 6.000	2,295	463,837,415.05	81.85	202,107.81	8.174	81.22	85.27	81.22	608
6.001 - 6.500	1	103,835.81	0.02	103,835.81	9.250	85.52	85.52	85.52	623
6.501 - 7.000	1	400,000.00	0.07	400,000.00	6.700	80.00	100.00	80.00	715
7.001 - 7.125	2	487,065.06	0.09	243,532.53	7.527	86.09	100.00	86.09	644
Total:	2,796	566,681,645.16	100.00	202,675.84	8.173	81.38	85.33	81.38	608

The weighted-average margin of the adjustable rate Group 1 mortgage loans as of the cut-off date was 5.726%.

Months to Next Rate Adjustment Date of the Adjustable-Rate Group 1 Mortgage Loans
Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
13 - 18	55	9,403,951.53	1.66	170,980.94	9.397	90.05	91.98	90.05	621
19 - 24	1,703	342,734,580.84	60.48	201,253.42	8.221	81.10	84.98	81.10	607
25 - 30	29	5,952,752.52	1.05	205,267.33	8.429	84.80	85.37	84.80	597
31 - 36	1,006	207,780,560.27	36.67	206,541.31	8.036	81.31	85.57	81.31	611
55 - 57	3	809,800.00	0.14	269,933.33	6.638	91.18	91.18	91.18	717
Total:	2,796	566,681,645.16	100.00	202,675.84	8.173	81.38	85.33	81.38	608

The weighted-average months to next rate adjustment date of the adjustable rate Group 1 mortgage loans as of the cut-off date was 25.

Maximum Mortgage Rate of the Adjustable-Rate Group 1 Mortgage Loans
Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.450 - 11.500	1	377,599.93	0.07	377,599.93	5.450	80.00	100.00	80.00	646
11.501 - 12.000	19	5,665,009.08	1.00	298,158.37	5.843	79.29	86.45	79.29	640
12.001 - 12.500	79	19,982,803.79	3.53	252,946.88	6.364	77.72	86.65	77.72	647
12.501 - 13.000	278	67,487,564.67	11.91	242,761.02	6.794	78.18	84.37	78.18	632
13.001 - 13.500	364	81,943,236.98	14.46	225,118.78	7.303	79.52	85.82	79.52	620
13.501 - 14.000	493	105,388,017.85	18.60	213,768.80	7.786	80.27	84.64	80.27	612
14.001 - 14.500	386	76,886,969.35	13.57	199,189.04	8.282	81.59	85.21	81.59	602
14.501 - 15.000	461	93,866,395.73	16.56	203,614.74	8.773	82.46	84.45	82.46	592
15.001 - 15.500	272	45,950,634.90	8.11	168,936.16	9.267	84.43	86.08	84.43	592
15.501 - 16.000	217	34,603,087.38	6.11	159,461.23	9.760	85.81	87.07	85.81	593
16.001 - 16.500	106	16,628,463.49	2.93	156,872.30	10.293	86.58	87.91	86.58	594
16.501 - 17.000	76	11,579,793.89	2.04	152,365.71	10.752	86.63	86.90	86.63	594
17.001 - 17.500	28	4,259,531.11	0.75	152,126.11	11.260	84.34	85.75	84.34	580
17.501 - 18.000	14	1,876,224.14	0.33	134,016.01	11.710	80.36	80.64	80.36	567
18.001 - 18.350	2	186,312.87	0.03	93,156.44	12.176	88.42	88.42	88.42	562
Total:	2,796	566,681,645.16	100.00	202,675.84	8.173	81.38	85.33	81.38	608

The weighted-average maximum mortgage rate of the adjustable rate Group 1 mortgage loans as of the cut-off date was 14.173%.

Minimum Mortgage Rate of the Adjustable-Rate Group 1 Mortgage Loans
Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
6.000 - 6.000	20	6,042,609.01	1.07	302,130.45	5.818	79.33	87.30	79.33	640
6.001 - 6.500	79	19,982,803.79	3.53	252,946.88	6.364	77.72	86.65	77.72	647
6.501 - 7.000	277	67,297,164.67	11.88	242,950.05	6.794	78.17	84.32	78.17	632
7.001 - 7.500	365	82,133,636.98	14.49	225,023.66	7.301	79.52	85.86	79.52	620
7.501 - 8.000	493	105,388,017.85	18.60	213,768.80	7.786	80.27	84.64	80.27	612
8.001 - 8.500	386	76,886,969.35	13.57	199,189.04	8.282	81.59	85.21	81.59	602
8.501 - 9.000	461	93,866,395.73	16.56	203,614.74	8.773	82.46	84.45	82.46	592
9.001 - 9.500	272	45,950,634.90	8.11	168,936.16	9.267	84.43	86.08	84.43	592
9.501 - 10.000	217	34,603,087.38	6.11	159,461.23	9.760	85.81	87.07	85.81	593
10.001 - 10.500	106	16,628,463.49	2.93	156,872.30	10.293	86.58	87.91	86.58	594
10.501 - 11.000	76	11,579,793.89	2.04	152,365.71	10.752	86.63	86.90	86.63	594
11.001 - 11.500	28	4,259,531.11	0.75	152,126.11	11.260	84.34	85.75	84.34	580
11.501 - 12.000	14	1,876,224.14	0.33	134,016.01	11.710	80.36	80.64	80.36	567
12.001 - 12.350	2	186,312.87	0.03	93,156.44	12.176	88.42	88.42	88.42	562
Total:	2,796	566,681,645.16	100.00	202,675.84	8.173	81.38	85.33	81.38	608

The weighted-average minimum mortgage rate of the adjustable rate Group 1 mortgage loans as of the cut-off date was 8.175%.

Initial Periodic Cap of the Adjustable-Rate Group 1 Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000	2,793	565,871,845.16	99.86	202,603.60	8.175	81.36	85.32	81.36	608
6.000	3	809,800.00	0.14	269,933.33	6.638	91.18	91.18	91.18	717
Total:	2,796	566,681,645.16	100.00	202,675.84	8.173	81.38	85.33	81.38	608

The weighted-average initial periodic cap of the adjustable rate Group 1 mortgage loans as of the cut-off date was 2.006%.

Subsequent Periodic Cap of the Adjustable-Rate Group 1 Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	2,796	566,681,645.16	100.00	202,675.84	8.173	81.38	85.33	81.38	608
Total:	2,796	566,681,645.16	100.00	202,675.84	8.173	81.38	85.33	81.38	608

The weighted-average subsequent periodic cap of the adjustable rate Group 1 mortgage loans as of the cut-off date was 1.000%.

Interest Only Term of the Group 1 Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,059	700,135,998.12	82.36	172,489.78	8.291	80.67	82.99	80.67	605
60	605	149,948,312.36	17.64	247,848.45	7.273	81.48	87.88	81.48	639
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Historical Delinquency of the Group 1 Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611
Total:	4,664	850,084,310.48	100.00	182,265.08	8.112	80.81	83.85	80.81	611

Rating Agency Contacts

Standard & Poor’s	Jeremy Schneider	(212) 438-5230

Moody’s	Gregory Bessermann	(212) 553-0323

DBRS	Quincy Tang:	(212) 806-3256
	Sagar Kongettira	(212) 806-3266
	Mark Zelmanovich:	(212) 806-3260

Citigroup Global Markets Inc.